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                                                   Robotic Vision Systems, Inc.
                                                                   Exhibit 23.4

                             CONSENT OF OFER GNEEZY



     The undersigned hereby consents to being named as a nominee for director in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the merger of RVSI Acquisition Corp., a wholly-owned subsidiary of Robotic Vision Systems, Inc., with and into Acuity Imaging, Inc.



                                        /S/ OFER GNEEZY
                                        ----------------------------------------
                                        Ofer Gneezy

July 19, 1995